Exhibit 5.1

November 24, 2021

FAT Brands Inc.

9720 Wilshire Blvd., Suite 500

Beverly Hills, California 90212

RE:	FAT Brands Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to FAT Brands Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company, on or around the date hereof, with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-8 (the “Registration Statement”), relating to the registration under the Securities Act of an additional 2,978,750 shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Shares”), issuable under the FAT Brands Inc. Amended and Restated 2017 Omnibus Equity Incentive Plan (the “Plan”).

In rendering the opinion expressed below, we have acted as counsel for the Company and have examined and relied upon originals (or copies certified or otherwise identified to our satisfaction) of (i) the Second Amended and Restated Certificate of Incorporation of the Company, as amended, (ii) the Bylaws of the Company, (iii) the Registration Statement, (iv) the Plan, (v) the resolutions of the board of directors of the Company (the “Board of Directors”) relating to the Plan, the Shares, and the Registration Statement, and (v) such other corporate records, documents, agreements and instruments of the Company, certificates of public officials, certificates of officers of the Company, and such other records, documents, agreements, certificates and instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have deemed relevant and necessary as a basis for the opinion set forth herein. In our examination, we have assumed, without independent investigation, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons who have executed any of the documents reviewed by us, and the conformity with the original documents of any copies thereof submitted to us for our examination. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the Plan that would expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder. Furthermore, we have also assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and reserved for issuance under the Plan, and, when (i) the Board of Directors or its authorized committee or delegee has taken all necessary corporate action to authorize and approve the issuance of the Shares, and (ii) the Shares have been issued to such participants in the Plan in accordance with the provisions of the Plan and pursuant to the terms of the applicable award agreements that accompany the Plan under which the right to acquire the Shares is granted, the Shares will be validly issued, fully paid and non-assessable.

Greenberg Traurig, LLP ■ Attorneys at Law ■ WWW.GTLAW.COM

1840 Century Park East, Suite 1900 ■ Los Angeles, California 90067 ■ Tel 310.586.7700 ■ Fax 310.586.7800

FAT Brands Inc.

November 24, 2021

The foregoing opinion is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein with respect to the laws of any other jurisdiction. In addition, we express no opinions other than as expressly set forth herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. We further consent to the incorporation by reference of this opinion letter and consent into any amendment to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we do not undertake any obligation to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date hereof or that may hereinafter come to our attention. This opinion letter is for your benefit in connection with the Registration Statement and the offer and sale of the Shares under the Plan while the Registration Statement is effective, and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Sincerely,

/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP